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                                                                   EXHIBIT 5.1


                                                            LINDLEY S. BRANSON
                                                            612 343-2827


                              December 29, 1997



Renaissance Entertainment Corporation
4410 Arapahoe Avenue, Suite 200
Boulder, Colorado 80303

     RE:  Registration Statement on Form S-1

Ladies/Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of an aggregate of 300,000 shares of common stock (the "Shares") of Renaissance Entertainment Corporation (the "Company") which are to be issued to consultants in payment of expenses or upon the exercise of certain Common Stock Purchase Warrants.

     We have acted as counsel to the Company in connection with the preparation of Exhibit 5.1 to the Registration Statement on Form S-1 ("Registration Statement"). We have examined the Articles of Incorporation, as amended, and the Bylaws of the Company, such records of proceedings of the Company as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Shares will be when issued upon exercise of the Common Stock Purchase Warrants or for payment of expenses as described in the Registration Statement, legally issued, fully paid and non-assessable securities of the Company. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                       Very truly yours,

                                       GRAY, PLANT, MOOTY,
                                        MOOTY & BENNETT, P.A.



                                       By /s/ Lindley S. Branson
                                          ------------------------------
                                          Lindley S. Branson